              FOR:  Salton, Inc.

APPROVED BY:        David Mulder
                    Executive Vice President, Chief Administrative Officer,
                    Senior Financial Officer
                    (847) 803-4600

          CONTACT:  Investor Relations:
                    Suzanne Rosenberg/Melissa Myron
                    Press: Laura Novak/Stephanie Sampiere
                    FD Morgen-Walke
                    (212) 850-5600


FOR IMMEDIATE RELEASE

            SALTON, INC. REPORTS SECOND QUARTER AND SIX-MONTH RESULTS
               ~ Q2 NET INCOME INCREASE OF 17.9% TO $25 MILLION ~
                  ~Q2 NET SALES INCREASE 6.5% TO $339 MILLION~

         LAKE FOREST, IL, FEBRUARY 5, 2003 -- SALTON, INC. (NYSE: SFP), today reported its fiscal 2003 results for the second quarter and six months ended December 28, 2002.
         For the second quarter, net sales increased 6.5% to $339.3 million from $318.5 million in the prior period, primarily driven by international growth. Net income increased 17.9% to $25.0 million, or $1.64 per diluted share, from $21.2 million, or $1.42 per diluted share, in the second quarter ended December 29, 2001. The weighted average common and common equivalent shares outstanding for the quarter were 15,192,676 versus 14,910,745 in last year's comparable quarter.
         The second quarter included a $0.6 million charge related to the exit of the Company's Marilyn Monroe product line and a $0.5 million charge associated with consultant fees to complete the Company's ERP conversion. In addition, the Company recorded legal charges of $1.0 million primarily related to the wrap-up of litigation with Phillips Oral Healthcare, Inc. regarding the Ultrasonex(TM) toothbrush. A non-monetary settlement was reached with respect to this litigation. Total legal charges for the six-month period were $2.0 million related to the aforementioned legal matters. The after-tax diluted earnings per share impact of these charges were $0.09 for the second quarter and $0.14 for the six months ended December 28, 2002.
         Leonhard Dreimann, Chief Executive Officer of Salton, Inc., stated, "Our results for the quarter were in-line with our previous expectations and ahead of consensus estimates. Importantly, despite the sustained weakness in the economy, we achieved solid sales increases, reflecting the strength of our product diversification and the success of our international expansion."

                                    - more -



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SALTON, INC. REPORTS SECOND QUARTER RESULTS                               PAGE 2


         For the six months ended December 28, 2002, net sales increased 4.3% to $539.3 million from $516.8 million in the prior year period. Net income increased 1.1% to $28.9 million, or $1.92 per diluted share, in the six-month period. The weighted average common and common equivalent shares outstanding for the six-month period were 15,063,214 versus 14,985,409 in last year's comparable period.
         Mr. Dreimann added, "Continuing Salton's tradition of introducing innovative and market defining products, at this year's International Housewares Show we launched a number of new products which were extremely well received. Of particular note, is the new Melitta One:One(TM) single-cup pod-operated coffee maker as well as the demonstration of the Westinghouse Unplugged upright vacuum cleaner. These products combined with our successful international growth strategy, which remains on track, position Salton well for the future."
         "The current economic environment and world events make it exceedingly difficult to predict future performance. With this in mind, we expect sales for the second half of the year to be in the $360 million to $400 million range, while diluted EPS is expected to range from breakeven to $0.35 per share."
         A conference call discussing second quarter results will be held today, February 5, 2003, at 10:00 A.M. Eastern Time. Investors can access the conference call via a live webcast on the Company's website at www.saltoninc.com. A replay of the call will be maintained on the www.saltoninc.com website until February 12, 2003.
         Salton, Inc. is a leading domestic designer, marketer and distributor of a broad range of branded, high quality small appliances under well-recognized brand names such as Salton(R), George Foreman(TM), Toastmaster(R), Breadman(R), Juiceman(R), Juicelady(R), Farberware(R), Melitta(R), Russell Hobbs(R), Tower(R), Haden(R) and Westinghouse(R). Salton also designs and markets tabletop products, time products, lighting products and personal care and wellness products under brand names such as Block China(R), Atlantis(R) Crystal, Sasaki(R), Calvin Klein(R), Ingraham(R), Westclox(R), Big Ben(R), Spartus(R), Timex(R) Timers, Stiffel(R), Ultrasonex(TM), Relaxor(R), Carmen(R), Hi-Tech(R), Mountain Breeze(R), Salton(R), Pifco(R) and Starck(R).

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the Company's relationship and contractual arrangements with key customers, suppliers and licensors; the risks relating to a possible work stoppage in the Los Angeles port; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of the Company's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; the Company's degree of leverage; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission Filings.

                                 (Tables Follow)



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SALTON, INC. REPORTS SECOND QUARTER RESULTS                               PAGE 3



                                  SALTON, INC.
                            STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                          THREE MONTHS ENDED                    YEAR TO DATE
                                                  -----------------------------------  -------------------------------
                                                    12/28/2002          12/29/2001       12/28/2002       12/29/2001
                                                  -----------------------------------  -------------------------------
Net sales                                         $    339,252       $    318,489      $    539,304       $    516,839
Cost of goods sold                                     210,652            186,279           330,463            303,426
Distribution expenses                                   17,225             18,428            31,125             31,776
                                                  --------------------------------------------------------------------
GROSS PROFIT                                           111,375            113,782           177,716            181,637
Selling, general and administrative expenses            65,023             68,320           114,317            112,880
Impairment loss on intangible asset                          0                  0               800                  0
                                                  --------------------------------------------------------------------
OPERATING INCOME                                        46,352             45,462            62,599             68,757
Interest expense                                        10,627             11,835            20,634             23,438
Fair market value adjustment on derivatives             (1,009)                 0              (742)                 0
                                                  --------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                              36,734             33,627            42,707             45,319
Income taxes                                            11,764             12,441            13,837             16,768
                                                  --------------------------------------------------------------------
NET INCOME                                        $     24,970       $     21,186      $     28,870       $     28,551
                                                  ====================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING          11,179,452         10,983,074        11,120,807         11,021,401

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                     15,192,676         14,910,745        15,063,214         14,985,409

NET INCOME PER COMMON SHARE: BASIC                $       2.23       $       1.93      $       2.60       $       2.59
NET INCOME PER COMMON SHARE: DILUTED              $       1.64       $       1.42      $       1.92       $       1.91

SALTON, INC. REPORTS SECOND QUARTER RESULTS                               PAGE 4



                                  SALTON, INC.
                           CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)


                                                                      UNAUDITED
 ASSETS                                                              DECEMBER 28,     JUNE 29,
--------                                                                 2002           2002
                                                                    ----------------------------
 CURRENT ASSETS:
   Cash                                                               $ 70,415          $ 31,055
   Accounts receivable, net of allowances                              286,802           217,468
   Inventories                                                         250,156           244,160
   Prepaid expenses and other current assets                            17,085            12,889
   Prepaid income taxes                                                      -             2,781
   Deferred income taxes                                                 7,671             7,906
                                                                    ----------------------------
     TOTAL CURRENT ASSETS                                              632,129           516,259

 Net Property, Plant and Equipment                                      61,086            56,550

 Patents and trademarks                                                183,581           182,538
 Cash in escrow for Pifco loan notes                                     5,645            18,676
 Goodwill                                                               30,294            29,976
 Other assets, net                                                      20,557            21,569
                                                                    ----------------------------
 TOTAL ASSETS                                                         $933,292          $825,568
                                                                    ============================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Revolving line of credit and other current debt                    $152,943          $150,101
   Accounts payable                                                     95,732            25,364
   Accrued expenses                                                     73,422            60,994
   Income taxes payable                                                 10,810                 -
   Foreman guarantee                                                         -             1,393
                                                                    ----------------------------
     TOTAL CURRENT LIABILITIES                                         332,907           237,852

 Non-current deferred tax liability                                      1,152             1,076
 Senior subordinated notes due 2005                                    125,000           125,000
Senior subordinated notes due 2008, including an adjustment of
$13,331 and $8,384 to the carrying value related to interest
rate swap agreements, respectively                                     162,023           156,954
 Loan notes to Pifco shareholders                                            -             4,908
 Other notes payable and long-term liabilities                          27,278            54,742
                                                                    ----------------------------
     TOTAL LIABILITIES                                                 648,360           580,532

 STOCKHOLDERS' EQUITY:
     TOTAL STOCKHOLDERS' EQUITY                                        284,932           245,036
                                                                    ----------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $933,292          $825,568
                                                                    ============================

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